UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2004

DUKE REALTY LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20625	35-1898425
(State or Other Jurisdiction) of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street Suite 100 Indianapolis, IN 46240
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

The purpose of this filing is to set forth certain exhibits in connection with the issuance by Duke Realty Limited Partnership (the “Operating Partnership”) on December 22, 2004 of $250,000,000 of Senior Floating Rate Notes due 2006.

On December 22, 2004, we issued $250,000,000 aggregate principal amount of our Senior Floating Rate Notes due 2006.  The Notes were issued under the Indenture dated as of September 19, 1995, as supplemented by the Eighteenth Supplemental Indenture dated as of December 22, 2004, among the Operating Partnership and J.P. Morgan Trust Company, National Association (as successor in interest to The First National Bank of Chicago).

Item 9.01.             Financial Statements and Other Exhibits.

(c)           Exhibits.

The following exhibits are filed with this Report pursuant to Regulation S-K Item 601 in lieu of filing the otherwise required exhibits to the registration statement on Form S-3 of the Registrant, file no. 333-120492-01, under the Securities Act of 1933, as amended (as amended, the “Registration Statement”), and which, as this Form 8-K filing is incorporated by reference in the Registration Statement, are set forth in full in the Registration Statement.

Exhibit Number	Exhibit

1.1	Terms Agreement dated December 14, 2004.
1.2	Underwriting Agreement dated December 14, 2004.
4	Eighteenth Supplemental Indenture dated as of December 22, 2004, including form of global note evidencing the Senior Floating Rate Notes due 2006.
5	Opinion of Alston & Bird LLP, including consent.
8	Tax opinion of Alston & Bird LLP, including consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

	By:	Duke Realty Corporation, its general partner

		By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Secretary

Dated: December 22, 2004